PRELIMINARY CONSENT SOLICITATION STATEMENT—SUBJECT TO COMPLETION,

DATED NOVEMBER 26, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Dynegy Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Consent Solicitation Statement, if Other Than the Registrant)

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DYNEGY INC.

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

Dear Stockholders:

On November 15, 2010, Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (collectively, the “Seneca Group”), which had engaged in a proxy solicitation in opposition to our August 13, 2010 merger agreement with an affiliate of The Blackstone Group L.P., announced their intention to seek written consents to (i) remove Bruce A. Williamson and David W. Biegler from the Board of Directors of Dynegy, Inc. (the “Board” or your “Board”) and replace them with E. Hunter Harrison and Jeff D. Hunter, (ii) repeal any bylaws which have been adopted since December 7, 2009 and (iii) direct the Board of Directors to conduct certain studies, reviews and evaluations (the “Seneca Proposals”). We are sending you the enclosed consent revocation statement and accompanying BLUE consent revocation card (the “Consent Revocation Card”) because we believe that the Seneca Proposals that would remove two directors would be disruptive to the strategic alternatives process we announced on November 23, 2010, the repeal of the bylaws is unnecessary and there is no valid reason to unwind the reverse stock split. We otherwise have determined to undertake certain studies, reviews and evaluations suggested by the Seneca Group and have announced our intention to engage with the Seneca Group regarding the immediate appointment of a qualified, independent candidate to the Dynegy Board which nominee would join the special committee of independent directors overseeing the strategic alternatives process.

We are soliciting consent revocation cards from you to reject certain of the Seneca Group’s proposals and to revoke any consents you may have executed in favor of the proposals to remove and elect directors, repeal bylaws and unwind the reverse stock split. Your Board has acted and is committed to continuing to act in the best interests of Dynegy and its stockholders.

On November 22, 2010, the Board adopted a bylaw to provide for setting a record date for determining stockholders entitled to consent and for an independent inspector of elections to perform a prompt ministerial review of the validity of consents and revocations. Upon a request by the Seneca Group, the Board will, within ten days after such request, set a record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold and revoke consents relating to the Seneca Proposals. Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Seneca Proposals.

DYNEGY URGES YOU TO REJECT CERTAIN OF THE SENECA PROPOSALS (PROPOSALS 1, 2, 3 AND 9) BY REVOKING YOUR CONSENT BY INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE CONSENT REVOCATION CARD IN THE ENVELOPE PROVIDED.

WE URGE YOU NOT TO SIGN ANY CONSENT CARD SENT TO YOU BY THE SENECA GROUP AND TO REVOKE ANY CONSENT YOU MAY ALREADY HAVE SUBMITTED TO THE SENECA GROUP WITH RESPECT TO THOSE PROPOSALS WE OPPOSE. To revoke and change your consent, simply revoke your consent by telephone, by Internet or by signing, dating and returning the enclosed BLUE Consent Revocation Card in the envelope provided. Only your latest dated consent card or consent revocation card will be counted for the determination of each of the various Seneca Proposals.

Sincerely,

THE BOARD OF DIRECTORS

[—], 2010

CONSENT REVOCATION STATEMENT

DYNEGY INC.

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

[                    ], 2010

CONSENT REVOCATION STATEMENT

BY

THE BOARD OF DIRECTORS OF DYNEGY INC.

IN OPPOSITION TO

A CONSENT SOLICITATION BY THE SENECA GROUP

This Consent Revocation Statement and the enclosed BLUE consent revocation card (the “Consent Revocation Card”) are being furnished by the Board of Directors (the “Board” or your “Board”) of Dynegy Inc., a Delaware corporation (“Dynegy” or the “Company”), in connection with your Board’s opposition to the solicitation of written consents with respect to certain matters (the “Seneca Solicitation”) by Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (collectively, the “Seneca Group”). This Consent Revocation Statement and the enclosed BLUE Consent Revocation Card are first being sent or given to the stockholders of Dynegy on or about [—], 2010.

On November 15, 2010, the Seneca Group, which had solicited proxies in opposition to our August 13, 2010 merger agreement with an affiliate of The Blackstone Group L.P., announced their intention to seek written consents to (i) remove Bruce A. Williamson and David W. Biegler from your Board and replace them with E. Hunter Harrison and Jeff D. Hunter (the “Seneca Nominees”), (ii) repeal any bylaws adopted since December 7, 2009 and (iii) direct the Board of Directors to conduct certain studies, reviews and evaluations (the “Seneca Proposals”). As a part of the strategic alternatives process we announced on November 23, 2010, we have determined to undertake certain studies, reviews and evaluations suggested by the Seneca Proposals, other than unwinding the reverse stock split, and we have announced our intention to engage with the Seneca Group regarding the immediate appointment of a qualified, independent candidate to the Dynegy Board, which individual would join the special committee of independent directors overseeing the strategic alternatives process.

We believe the Seneca Group’s consent solicitation has become unnecessary as a result of these actions and we urge you not to execute a consent with respect to the Seneca Proposals and to revoke any consent which you may have already signed with respect to those proposals we oppose (Proposals 1, 2, 3 and 9) by signing, dating and returning the enclosed blue consent revocation card in the enclosed envelope. Your Board is engaged in a strategic alternatives process to maximize stockholder value. To remove the Chairman of the Board, President and Chief Executive Officer and another key director from your Board at this time would, we believe, be disruptive to this process, and, as noted, we have announced our intention to engage with the Seneca Group regarding the appointment of an individual to the Board and the special committee overseeing the strategic alternatives process. The only bylaws which would be repealed would be the bylaw we have adopted to provide an orderly process for this consent solicitation (and the only effect of that repeal would be to call into question whether it is appropriate for an independent inspector of elections to perform a prompt ministerial review of consents and revocations, which review we believe is in the best interests of all stockholders), as well as a bylaw which allows board meetings to be called more quickly. We have also determined to undertake the studies, reviews and evaluations suggested by the Seneca Proposals, other than with respect to the reverse stock split.

i

On November 22, 2010, the Board adopted a bylaw to provide for setting a record date for determining stockholders entitled to consent and for an independent inspector of elections to perform a prompt ministerial review of the validity of consents and revocations. Upon a request by the Seneca Group, the Board will, within ten days after such request, set a record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold and revoke consents relating to the Seneca Proposals. Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Seneca Proposals.

YOUR BOARD OPPOSES CERTAIN OF THE SENECA PROPOSALS (PROPOSALS 1, 2, 3 AND 9). YOUR BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF THE COMPANY’S STOCKHOLDERS.

The full text of each of the Seneca Proposals is set forth on the BLUE Consent Revocation Card and on page [—] below.

YOUR BOARD URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE SENECA GROUP BUT INSTEAD TO REJECT THE SENECA PROPOSALS CONCERNING THE RECONFIGURATION OF THE BOARD, REPEALING BYLAWS AND THE REVERSE STOCK SPLIT BY PHONE, BY INTERNET OR BY SIGNING AND RETURNING THE BLUE CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS TODAY.

If you have previously signed and returned the Seneca Group’s white consent card, you have every right to change your vote and revoke your consent. Whether or not you have signed the white consent card, we urge you to mark the “YES, REVOKE MY CONSENT” boxes on the enclosed BLUE Consent Revocation Card with respect to those matters we oppose and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a BLUE Consent Revocation Card. Please act today.

If you have any questions about giving your consent revocation or require assistance, please call:

[—]

YOUR CONSENT REVOCATION IS IMPORTANT.

There were [—] shares of common stock of the Company, par value $.01 per share (“Common Stock”), outstanding on [—], 2010. You are entitled to one vote per share.

IMPORTANT

If your shares of Common Stock are registered in your own name, please submit your consent revocation to us by telephone or via the Internet today (instructions are on your BLUE Consent Revocation Card) or sign, date and return the enclosed BLUE Consent Revocation Card in the provided envelope addressed to [                    ].

If your shares of Common Stock are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only they can execute a consent revocation card with respect to your shares of Common Stock and only upon receipt of your specific instructions. Most banks, brokerage firms and other nominees who hold your shares of Common Stock in their name will provide you with a consent revocation form for you to express your instructions to them. If your bank, brokerage firm or other nominee is participating in a telephone consent revocation program or an Internet consent revocation program, it will provide you with instructions for directing

ii

your consent by telephone and/or via the Internet on the consent revocation form. If your bank, brokerage firm or other nominee does not provide you with a consent revocation form, and you instead receive Dynegy’s BLUE Consent Revocation Card, then you should submit your consent revocation to us by telephone or via the Internet today (instructions are on your BLUE Consent Revocation Card) or sign, date and return the enclosed BLUE Consent Revocation Card in the provided envelope addressed to [                    ].

If you have any questions about executing or delivering your BLUE Consent Revocation Card or require assistance, please contact:

[Insert logo for proxy solicitor]

[Name, address, and

phone of proxy solicitor]

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FORWARD-LOOKING STATEMENTS

This Consent Revocation Statement, and the documents to which we refer you in this Consent Revocation Statement, as well as oral statements made or to be made by us, contain statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements”. All statements included or incorporated by reference in this Consent Revocation Statement, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “estimate”, “project”, “forecast”, “plan”, “may”, “will”, “should”, “expect” and other words of similar meaning identify these forward-looking statements, which appear in a number of places in this Consent Revocation Statement (and the documents to which we refer you in this Consent Revocation Statement) and include, but are not limited to, all statements relating directly or indirectly to plans for a strategic alternatives process and the results thereof, changes in the business and the markets in which we operate as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. Investors are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent filings on Forms 8-K, 10-Q and 10-K and the Proxy Statement filed by Dynegy on October 4, 2010, factors and matters contained or incorporated by reference in this Consent Revocation Statement.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” and “Business” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-Q and 10-K (see “Where You Can Find More Information” beginning on page [•]). We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control. You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

BACKGROUND

On August 13, 2010, Dynegy entered into a merger agreement with an affiliate of The Blackstone Group L.P., pursuant to which Dynegy would be acquired and our stockholders would receive $4.50 per share in cash. On November 16, 2010, the merger agreement was amended to increase the merger consideration to $5.00 per share in cash. The special meeting that had been called for November 17, 2010 was convened on that date, and in order to provide stockholders time to consider the price increase, the polls were declared open until 4 p.m., central time, on November 23, 2010, and the meeting was recessed until a half an hour before the polls were to close. On November 23, 2010, Dynegy announced that it intended to immediately commence an open strategic alternatives process to solicit proposals from potentially interested parties and carefully review its standalone restructuring alternatives if the merger agreement was not approved. The special meeting was reconvened on that day, the merger agreement was not approved, and the merger agreement was terminated. Dynegy has invited interested third parties, including Seneca Capital and Carl C. Icahn and certain of his associates (“Icahn Associates”), to contact Dynegy concerning the process, and Dynegy’s financial advisors will contact a broad group of other potential strategic and financial buyers. In addition to evaluating the potential sale of the Company, the special committee which is overseeing the process will evaluate Dynegy’s forecasts and current commodity and financial market conditions as well as Dynegy’s strategic alternatives and is retaining an independent financial restructuring advisor to conduct a review that will include strategic alternatives to create stockholder value, including management’s previous analysis of individual asset sales, debt restructuring and cost cutting opportunities. As a part of this process, the Board has determined to undertake the studies, reviews and evaluations suggested by the Seneca Proposals, other than unwinding the reverse stock split, and Dynegy announced its intention to engage with the Seneca Group regarding the appointment of a qualified, independent candidate to the Dynegy Board, which individual would also join the special committee overseeing the strategic alternatives process.

On November 15, 2010, the Seneca Group, which had solicited proxies in opposition to the Blackstone Merger Agreement, announced their intention to seek written consents to (i) remove Bruce A. Williamson and David W. Biegler from the Board and replace them with E. Hunter Harrison and Jeff D. Hunter, (ii) repeal any provision of the bylaws that became effective since December 7, 2009 and (iii) direct the Board to conduct certain studies, reviews and evaluations (the “Seneca Proposals”). For the full text of the Seneca Proposals, please see the section entitled “QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION SOLICITATION—What are the Seneca Proposals?”

We believe the actions we have taken make the Seneca Proposals no longer necessary. As discussed above, your Board is engaged in a strategic alternatives process to maximize stockholder value. To remove the Chairman of the Board, President and Chief Executive Officer and another key director from the Board at this time would, we believe, be disruptive to this process, and, as noted, we are willing to have a nominee submitted by the Seneca Group join the board and the special committee. The only bylaws which would be repealed would be the bylaw we have adopted to provide an orderly process for this consent solicitation (and the only effect of that repeal would be to call into question whether it is appropriate for an independent inspector of elections to perform a prompt ministerial review of consents and revocations, which review we believe is in the best interests of all stockholders), as well as the repeal of a bylaw which permits board meetings to be called more quickly. We have determined to undertake the studies, reviews and evaluations suggested by the Seneca Proposals, other than with respect to unwinding the reverse stock split, as we believe that there is no valid reason to do so.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION SOLICITATION

Who is making the solicitation?

Your Board.

Please see the section titled “OTHER INFORMATION—Participants in the Solicitation and Solicitation of Consent Revocations” for additional information regarding individuals other than members of your Board that are deemed to be participants in this solicitation.

For information regarding other officers and employees of the Company who may assist in the solicitation of proxies, please see the section titled “OTHER INFORMATION—Participants in the Solicitation and Solicitation of Consent Revocations” and Annex B of this Consent Revocation Statement.

What are we asking you to do?

You are being asked to revoke any consent that you may have delivered in favor of the Seneca Proposals which we oppose and, by doing so, preserve your current duly elected Board, which will continue to act in the best interests of all stockholders.

What are the Seneca Proposals?

The Seneca Group is soliciting consents for the following:

Proposal 1. Remove, without cause, the following two members of the Company’s Board of Directors (the “Dynegy Board”) (and any person or persons, other than those elected pursuant to this consent solicitation, elected or appointed by the Dynegy Board to fill any vacancy or newly created directorship prior to the effective date of these Proposals): Bruce A. Williamson and David W. Biegler.

Proposal 2. Elect E. Hunter Harrison and Jeff D. Hunter to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal 3. Repeal any provision of the Company’s Amended and Restated Bylaws (the “Bylaws”) in effect at the time this proposal becomes effective that was not included in the Bylaws that became effective on December 7, 2009 and were filed with the Securities and Exchange Commission on December 11, 2009.

Proposal 4. Direct the Dynegy Board to explore and undertake a strategic review of the Company and its assets to explore the possibility of a sale of the Company and/or its assets with a view to using proceeds of any such asset sales for liquidity, optimizing the level of outstanding debt or other means of creating stockholder value.

Proposal 5. Direct the Dynegy Board to consider strategies to optimize the Company’s debt structure, including, without limitation, a refinancing of the Company’s revolver to better align with actual business needs, an evaluation of additional financings and/or debt exchanges to extend and reduce maturities and/or to reduce costs, an evaluation of hedge monetization to enhance liquidity, and an evaluation of the most efficient means of hedge collateralization, including the use of non-cash assets.

Proposal 6. Direct the Dynegy Board to carefully evaluate all cost cutting opportunities available to the Company, including, without limitation, corporate costs.

Proposal 7. Direct the Dynegy Board to conduct a review of senior management and the compensation plan of the Company to ensure that proper alignment is in place to capture value for stockholders.

Proposal 8. Direct the Dynegy Board to undertake an in-depth review of director and officer compensation policies to ensure that such policies provide for the best-in-class economic alignment with stockholders through stock ownership.

Proposal 9. Direct the Dynegy Board to analyze and explore unwinding the recent reverse stock split in a stockholder-friendly manner.

Which Seneca Proposals do we oppose?

We oppose proposals 1, 2, 3 and 9, for the reasons set forth in this Consent Revocation Statement.

Why are we soliciting your vote?

We believe the entire Seneca Group consent solicitation has become unnecessary in light of the actions we have taken and that certain of the Seneca Proposals are not in the best interests of Dynegy or its stockholders. Particularly in light of the strategic alternatives process to maximize stockholder value which we announced on November 23, and our willingness to have a qualified, independent individual submitted by the Seneca Group join the Board and the special committee, your Board believes Seneca Proposals 1, 2, 3 and 9 are disruptive to that process and unnecessary. With respect to the proposal on the reverse stock split, which was implemented after the approval of holders of a substantial majority of our shares in May 2010, we do not see any valid reason to unwind that action.

If you have already delivered a consent, is it too late for you to change my mind?

No. Unless and until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Delaware law and Dynegy’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a BLUE Consent Revocation Card, as discussed in the following question.

What is the effect of delivering a BLUE Consent Revocation Card?

By marking the “YES, REVOKE MY CONSENT” boxes on the enclosed BLUE Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the Seneca Group on those matters. Even if you have not submitted a consent card, we urge you to submit a BLUE Consent Revocation Card as described above. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, we urge you to submit a consent revocation card because it will help us keep track of the progress of the consent process.

Who can reject the Seneca Proposals the Dynegy Board opposes?

Only stockholders of record of shares of Common Stock on the Record Date are entitled to consent, withhold consent or revoke a previously given consent with respect to the Seneca Proposals. You also have the right to instruct whether to consent, withhold consent or revoke a previously given consent with respect to the Seneca Proposals for any shares of Common Stock of which you are the beneficial owner but which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee. Please see the section titled “CONSENT REVOCATION” for details regarding how to instruct the giving, withholding or revoking of shares of Common Stock you beneficially own that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee.

What happens if the Seneca Proposals the Dynegy Board opposes pass?

Should the Seneca Proposals the Dynegy Board opposes pass, Bruce A. Williamson and David W. Biegler will be removed as directors and E. Hunter Harrison and Jeff D. Hunter will be elected as directors of the Company. The bylaw concerning the process for a consent solicitation would be removed, leaving in question whether an independent inspector of election may engage in a prompt ministerial review of consents and revocations. In addition, a bylaw which shortens the notice period for board meetings would be repealed. However, the Dynegy Board would still have the ability under Delaware law and Dynegy’s organizational documents to increase the size of the board and fill any vacancies and to adopt bylaws, although it has not made any determination to do so. Since the proposal to study unwinding the reverse stock split would not be binding on the Dynegy Board, the Board would have to determine, in the best interests of the Company and its stockholders, how to respond to that proposal.

How many shares must consent in order to remove Bruce A. Williamson and David W. Biegler from the Board of Directors, elect the Seneca Nominees and pass the other Seneca Proposals?

A majority of the outstanding shares of Common Stock of the Company must consent, which as of [—], 2010 would equal [—].

What should you do to reject the Seneca Proposals the Dynegy Board opposes?

If your shares of Common Stock are registered in your own name, please submit your proxy to us by telephone or via the Internet today (instructions are on your BLUE Consent Revocation Card) or sign, date and return the enclosed BLUE Consent Revocation Card in the provided envelope addressed to [                    ].

If your shares of Common Stock are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a proxy card with respect to your shares of Common Stock and only upon receipt of your specific instructions. Most banks or brokerage firms who hold your shares of Common Stock in their name will provide you with a consent revocation form for you to express your instructions to them. If your bank or brokerage firm is participating in a telephone consent revocation program or an Internet consent revocation program, it will provide you with instructions for directing your consent by telephone and/or via the Internet on the consent revocation form. If your bank or brokerage firm does not provide you with a consent revocation form, and you receive Dynegy’s BLUE Consent Revocation Card, then please submit your proxy to us by telephone or via the Internet today (instructions are on your BLUE Consent Revocation Card) or sign, date and return the enclosed BLUE Consent Revocation Card in the provided envelope addressed to [                    ].

Whom should you call if you have questions about the solicitation?

Please call our proxy solicitor, [                    ], toll free at [1-                     ] or collect at [—].

Why did you only receive one set of materials when there is more than one stockholder at your address?

If two or more stockholders share one address, each such stockholder may not receive a separate copy of this Consent Revocation Statement. Stockholders who do not receive a separate copy of this Consent Revocation Statement and want to receive a separate copy may request to receive a separate copy of, or additional copies of, this Consent Revocation Statement via telephone as outlined above. Stockholders who share an address and receive multiple copies of this Consent Revocation Statement may also request to receive a single copy following the instructions above.

IMPORTANT

DYNEGY URGES YOU TO REJECT CERTAIN OF THE SENECA PROPOSALS (PROPOSALS 1, 2, 3 AND 9).

PLEASE REJECT THESE SENECA PROPOSALS BY TELEPHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE CONSENT REVOCATION CARD IN THE ENVELOPE PROVIDED.

WE URGE YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE SENECA GROUP WITH RESPECT TO THE PROPOSALS WE OPPOSE (PROPOSALS 1, 2, 3 AND 9) AND TO REVOKE ANY CONSENT CARD YOU MAY ALREADY HAVE RETURNED TO THE SENECA GROUP WITH RESPECT TO THOSE PROPOSALS.

PROPOSALS

REJECT PROPOSAL 1—REMOVAL OF DIRECTORS

THE SENECA GROUP SEEKS TO REMOVE FROM THE BOARD TWO EMINENTLY QUALIFIED INDIVIDUALS WHO HAVE FAMILIARITY WITH THE COMPANY’S BUSINESS AND AFFAIRS GATHERED OVER YEARS OF SERVICE.

Proposal 1. Remove, without cause, the following two members of the Company’s Board of Directors (the “Dynegy Board”) (and any person or persons, other than those elected pursuant to this consent solicitation, elected or appointed by the Dynegy Board to fill any vacancy or newly created directorship prior to the effective date of these Proposals): Bruce A. Williamson and David W. Biegler.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock of the Company must consent, which as of [—], 2010 would equal [—].

REASONS TO REJECT

Mr. Williamson has been a duly elected director and the Chief Executive Officer of the Company since 2002, the Chairman of your Board since 2004, and President of Dynegy since 2007. He has extensive experience in executive management, risk management and finance, business development in the energy industry, both domestic and international, and knowledge of energy markets. He has served as a director of Dynegy since 2002, having been re-elected by our stockholders as a director eight times.

Mr. Biegler is a duly elected independent director and the Company’s Compensation and Human Resources Committee chair and has served as a senior executive of several large corporations in the energy industry, including corporations with power operations. He has experience on multiple public boards and committees and is currently serving as Chairman and Chief Executive Officer for Southcross Energy, LLC. He has an extensive background in corporate governance, broad based knowledge in power generation and energy marketing and possesses extensive general management experience. He has served as a director of Dynegy since 2003, having been re-elected by our stockholders as a director seven times.

We believe the removal of these two experienced directors, one of whom is our president and chief executive officer, would be disruptive not only to the strategic alternatives process Dynegy announced on November 23, 2010, but also to the day-to-day operations of Dynegy while this process is ongoing. Since the removal of these two directors was proposed to make room for the Seneca Nominees, we believe our willingness to add a qualified, independent individual submitted by the Seneca Group to the Board eliminates the need to remove any directors.

WE URGE YOU NOT TO CONSENT TO THE REMOVAL OF DIRECTORS.

Additional Information Concerning Bruce A. Williamson, David W. Biegler and other members of your Board

Bruce A. Williamson, David W. Biegler, the other members of the Board and the executive officers of the Company have furnished additional miscellaneous information required by SEC rules and applicable law, which information is located in Annex A of this Consent Revocation Statement.

REJECT PROPOSAL 2—THE ELECTION OF THE SENECA NOMINEES TO THE BOARD

THE SENECA GROUP SEEKS TO ELECT ITS HAND PICKED REPRESENTATIVES, E. HUNTER HARRISON AND JEFF D. HUNTER, TO THE BOARD.

Proposal 2. Elect E. Hunter Harrison and Jeff D. Hunter to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock of the Company must consent, which as of [—], 2010 would equal [—].

REASONS TO REJECT

We have offered to add a qualified, independent individual submitted by the Seneca Group to our Board of Directors and to the special committee overseeing the strategic alternatives process.

WE URGE YOU NOT TO CONSENT TO REMOVE OUR DIRECTORS OR ELECT THEIR TWO NOMINEES IN ORDER TO ENCOURAGE THE SENECA GROUP TO WORK WITH THE EXISTING BOARD TO PURSUE THE GOAL OF MAXIMIZING STOCKHOLDER VALUE.

REJECT PROPOSAL 3—BYLAW REPEAL

THE SENECA GROUP SEEKS TO REPEAL ALL CHANGES TO THE COMPANY’S BYLAWS SINCE DECEMBER 7, 2009.

Proposal 3. Repeal any provision of the Company’s Amended and Restated Bylaws (the “Bylaws”) in effect at the time this proposal becomes effective that was not included in the Bylaws that became effective on December 7, 2009 and were filed with the Securities and Exchange Commission on December 11, 2009.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock of the Company must consent, which as of [—], 2010 would equal [—].

REASONS TO REJECT

Only two bylaws would be repealed if this proposal is approved. One would shorten the notice period for board meetings, the purpose of which was to provide additional flexibility for scheduling board review and discussion of developments in the strategic alternatives process. The second provides for the setting of a record date for consent solicitations, and provides for a brief ministerial review of consents and revocations by an independent inspector of elections. Since the record date provision would have already operated, the only effect of the repeal of the consent bylaw would be to call into question whether an independent inspector of elections can perform a brief, ministerial review to determine the validity of the result, which we believe is in the interests of all stockholders. The Board has no present plans to adopt any other bylaws, and should we do so, if stockholders found any new bylaw objectionable, they could then submit a consent to repeal that bylaw.

WE URGE YOU TO NOT CONSENT TO THE BYLAW REPEAL PROPOSAL.

REJECT PROPOSAL 9—UNWIND THE REVERSE STOCK SPLIT

Proposal 9. Direct the Dynegy Board to analyze and explore unwinding the recent reverse stock split in a stockholder-friendly manner.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock of the Company must consent, which as of [—], 2010 would equal [—].

REASONS TO REJECT

The reverse stock split was approved by almost three quarters of the shares present at our 2010 annual meeting. Should the ongoing strategic alternatives process not result in a consummated transaction, the Board believes that the reasons the reverse stock split was recommended, approved by stockholders and implemented remain equally applicable today. Those reasons were (i) to increase the universe of potential investors because certain funds and institutional investors have guidelines and policies that prohibit them from investing in companies whose stock is below a certain threshold; (ii) to increase broker interest and decrease transaction costs because many brokerage firms have policies and practices that prohibit or discourage them from investing in or recommending to their clients companies whose stock is below a certain threshold, and because the transaction costs for lower priced stocks tend to be a higher percentage of the total transaction; (iii) to reduce stock price volatility because small fluctuations in price for a lower priced stock result in a relatively larger percentage change in the stock price; and (iv) to reduce general and administrative costs, such as record-keeping and NYSE listing fees.

WE URGE ALL STOCKHOLDERS OF DYNEGY TO REJECT THE SENECA GROUP’S PROPOSAL TO REVIEW DYNEGY’S RECENT REVERSE STOCK SPLIT WHICH WAS PREVIOUSLY APPROVED BY ALMOST THREE QUARTERS OF THE SHARES PRESENT AT OUR 2010 ANNUAL MEETING AND THE REASONS FOR WHICH ARE STILL APPLICABLE IN THE EVENT THE RECENTLY ANNOUNCED STRATEGIC ALTERNATIVES PROCESS DOES NOT RESULT IN A CONSUMMATED TRANSACTION. IN ADDITION, DEPENDING ON THE STOCK PRICE, REVERSING THE ONE-FOR-FIVE REVERSE STOCK SPLIT COULD RESULT IN A RISK OF DYNEGY’S SHARES BEING DELISTED BY THE NEW YORK STOCK EXCHANGE.

REVOCATION OF CONSENT

The enclosed BLUE Consent Revocation Card will be enforceable in accordance with your instructions.

REJECT SENECA’S REMOVAL WITHOUT CAUSE OF BRUCE A. WILLIAMSON AND DAVID W. BIEGLER (PROPOSAL 1). You can REJECT the Seneca Group’s attempt to remove Bruce A. Williamson and David W. Biegler from the Board by marking the “Yes, Revoke my Consent” box on the enclosed BLUE Consent Revocation Card. If the BLUE Consent Revocation Card is signed and dated, but no direction is given, any prior consent given with respect to your shares for the removal of Bruce A. Williamson and David W. Biegler will be revoked.

REJECT THE ELECTION OF THE SENECA NOMINEES (PROPOSAL 2). You can REJECT the Seneca Group’s attempt to elect its representatives to the Board by marking the “Yes, Revoke my Consent” box on the enclosed BLUE Consent Revocation Card. If the BLUE Consent Revocation Card is signed and dated, but no direction is given, any prior consent given with respect to your shares for the election of the Seneca Nominees will be revoked.

REJECT THE BYLAW REPEAL PROPOSAL (PROPOSAL 3). You can REJECT the Seneca Group’s attempt to repeal any provisions in the Company’s bylaws since December 7, 2009 by marking the “Yes, Revoke my Consent” box on the enclosed BLUE Consent Revocation Card. If the BLUE Consent Revocation Card is signed and dated, but no direction is given, any prior consent given with respect to your shares for the repeal of the Company’s bylaws will be revoked.

REJECT THE REVIEW OF THE RECENT REVERSE STOCK SPLIT (PROPOSAL 9). You can REJECT the Seneca Group’s attempt to waste precious resources by forcing the Company to review its recent reverse stock split by marking the “Yes, Revoke my Consent” box on the enclosed BLUE Consent Revocation Card. If the BLUE Consent Revocation Card is signed and dated, but no direction is given, any prior consent given with respect to your shares for the review of the reverse stock split will be revoked.

REVOCATION OF CONSENT. Any consent revocation granted pursuant to this solicitation or otherwise may be revoked by the person granting the consent revocation at any time [before [    ]]. If you are the record holder of your shares of Common Stock, your consent may be revoked by (i) delivering a written notice of revocation bearing a later date than the consent revocation or (ii) duly executing and delivering a later dated consent (including a consent by Internet or telephone) relating to the same shares. To be effective, any written notice of revocation or subsequent BLUE Consent Revocation Card should be mailed to [                    ] at the address below. If you hold your shares of Common Stock through a bank, broker or other nominee holder, only it can revoke your consent on your behalf.

YOUR CONSENT REVOCATION IS IMPORTANT.

IF YOUR SHARES OF COMMON STOCK ARE REGISTERED IN YOUR OWN NAME, PLEASE SUBMIT YOUR CONSENT REVOCATION TO US BY TELEPHONE OR VIA THE INTERNET TODAY (INSTRUCTIONS ARE ON YOUR BLUE CONSENT REVOCATION CARD) OR SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT REVOCATION CARD IN THE PROVIDED ENVELOPE ADDRESSED TO [                    ].

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, ONLY IT CAN EXECUTE A CONSENT REVOCATION CARD WITH RESPECT TO YOUR SHARES OF COMMON STOCK AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. MOST BANKS OR BROKERAGE FIRMS WHO HOLD YOUR SHARES OF COMMON STOCK IN THEIR NAME WILL PROVIDE YOU WITH A CONSENT REVOCATION FORM FOR YOU TO EXPRESS YOUR INSTRUCTIONS TO THEM. IF YOUR BANK OR BROKERAGE FIRM IS PARTICIPATING IN A TELEPHONE CONSENT REVOCATION PROGRAM OR AN INTERNET CONSENT REVOCATION PROGRAM, IT WILL PROVIDE YOU WITH INSTRUCTIONS FOR DIRECTING WHETHER TO GRANT, WITHHOLD OR REVOKE YOUR CONSENT BY TELEPHONE AND/OR VIA THE INTERNET ON THE CONSENT REVOCATION FORM. IF YOUR BANK OR BROKERAGE FIRM DOES NOT PROVIDE YOU WITH A CONSENT REVOCATION FORM, AND YOU RECEIVE DYNEGY’S BLUE CONSENT REVOCATION CARD, THEN PLEASE SUBMIT YOUR CONSENT REVOCATION TO US BY TELEPHONE OR VIA THE INTERNET TODAY (INSTRUCTIONS ARE ON YOUR BLUE CONSENT REVOCATION CARD) OR SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT REVOCATION CARD IN THE PROVIDED ENVELOPE ADDRESSED TO [                    ].

WE URGE YOU NOT TO SIGN ANY CONSENT CARD SENT TO YOU BY THE SENECA GROUP WITH RESPECT TO THE PROPOSALS WE OPPOSE (PROPOSALS 1, 2, 3 AND 9) AND TO REVOKE ANY CONSENT CARD YOU MAY ALREADY HAVE RETURNED TO THE SENECA GROUP WITH RESPECT TO THOSE PROPOSALS. To revoke your consent, simply revoke your consent by telephone, by Internet or by signing, dating and returning the enclosed BLUE Consent Revocation Card in the provided envelope. Only your latest consent card or BLUE Consent Revocation Card will be counted in determining whether the Seneca Group’s attempt to circumvent the Board’s ongoing actions to protect your interests will be prevented.

OTHER INFORMATION

Participants in the Solicitation and Solicitation of Consent Revocation

The Company

Dynegy Inc.

1000 Louisiana Street

Suite 5800

Houston, Texas 77002

(713) 507-6400

Dynegy’s primary business is the production and sale of electric energy, capacity and ancillary services from our fleet of eighteen operating power plants in six states totaling approximately 12,100 MW of generating capacity. We report the results of our power generation business, based on geographical location and how we allocate our resources, as three separate segments in our consolidated financial statements: (i) generation—Midwest segment, (ii) generation—West segment and (iii) generation—Northeast segment. Dynegy sells electric energy, capacity and ancillary services on a wholesale basis from our power generation facilities. Energy is the actual output of electricity and is measured in MWh. The capacity of a power generation facility is its electricity production capability, measured in MW. Wholesale electricity customers will, for reliability reasons and to meet regulatory requirements, contract for rights to capacity from generating units. Ancillary services are the products of a power generation facility that support the transmission grid operation, follow real-time changes in load and provide emergency reserves for major changes to the balance of generation and load. We sell these products individually or in combination to our customers under short-, medium- and long-term contractual agreements or tariffs.

Dynegy’s customers include regional transmission organizations and independent service operations, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, industrial customers, power marketers, financial participants such as banks and hedge funds, other power generators and commercial end-users. All of our products are sold on a wholesale basis for various lengths of time from hourly to multi-year transactions. Some of our customers, such as municipalities or integrated utilities, purchase our products for resale in order to serve their retail, commercial and industrial customers. Other customers, such as some power marketers, may buy from us to serve their own wholesale or retail customers or as a hedge against power sales they have made.

For more information about the Company, please visit our website at www.dynegy.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this Consent Revocation Statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page [—].

Dynegy’s Common Stock is listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “DYN”.

Solicitation of BLUE Consent Revocation Cards by Dynegy, your Board, Dynegy’s executive officers and other participants in this solicitation may be conducted by mail, facsimile, courier services, telephone, telegraph, the Internet, e-mail, newspapers, advertisements and other publications of general distribution and in person. Dynegy may, from time to time, request that certain of its senior management employees assist with the solicitation of BLUE Consent Revocation Cards as part of his or her duties in the normal course of his or her employment without any additional compensation for the consent revocation solicitation. Information regarding the Board and Dynegy’s executive officers is included in Annex A of this Consent Revocation Statement. Information regarding officers and employees of Dynegy who may assist in the solicitation of proxies is included in Annex B of this Consent Revocation Statement.

Dynegy has retained [insert proxy solicitor] for consulting, analytic and information agent services, and if requested, to assist in soliciting BLUE Consent Revocation Cards from banks, brokers, nominees, institutions and individuals. Under its engagement letter, [    ] is entitled to receive [    ]. Up to [    ] people may be employed by Dynegy in connection with the solicitation of Consent Revocation in connection with the Seneca Proposals.

Dynegy may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding, at Dynegy’s request, all materials related to the consent revocation solicitation to the beneficial owners of shares of Common Stock they hold of record.

Dynegy will pay all costs of the solicitation of BLUE Consent Revocation Cards. Dynegy estimates the total amount to be spent in furtherance of, or in connection with, the solicitation of security holders of Dynegy to be approximately $[            ]. Dynegy’s aggregate expenditures to date in furtherance of, or in connection with, the solicitation of security holders of Dynegy are less than $[            ].

Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting

If the strategic process results in Dynegy no longer being a public company, there will be no public participation in any future meeting of stockholders. However, if a transaction is not completed, we expect to hold a 2011 annual meeting of stockholders next year. Under Rule 14a-8 promulgated under the Exchange Act, eligible stockholders may present proper proposals for inclusion in the Company’s proxy statement and proxy, and for consideration at the next annual meeting of its stockholders, by submitting their proposals to the Company in a timely manner. To be so included for the next annual meeting, stockholder proposals must be received by the Company no later than December 6, 2010, and must otherwise comply with the requirements of Rule 14a-8. In addition, our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. To be timely, a stockholder’s notice must be submitted in writing to the secretary of the Company not later than the close of business on February 20, 2011 nor earlier than the close of business on January 21, 2011, regardless of the public announcement of the adjournment of that meeting to a later date; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder, to be timely, must be submitted not earlier than the close of business on the 120th day before such annual meeting and not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

Compensation

For information on compensation with respect to Dynegy’s directors and executive officers, please see the sections titled “DIRECTOR COMPENSATION—Director Compensation for 2009” beginning on page 22 and “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 28 of Dynegy’s definitive proxy statement on Form DEF 14A filed with the SEC on April 2, 2010.

Director Independence, Directors’ Meetings and Committees of the Board

For information on Director Independence, on meetings of the Board and on the several committees of the Board, please see the section titled “Affirmative Determinations Regarding Director Independence and Other Matters” beginning on page 14 and the section titled “Directors’ Meetings and Committees of the Board” beginning on page 20 of Dynegy’s definitive proxy statement on Form DEF 14A filed with the SEC on April 2, 2010.

For further information on the Nominating Committee, please see the section titled “Director Nomination Process and Qualification Review of Director Nominees” beginning on page 14 of Dynegy’s definitive proxy statement on Form DEF 14A filed with the SEC on April 2, 2010. For further information on the Audit and Compliance Committee, please see the section titled “AUDIT AND COMPLIANCE COMMITTEE REPORT” beginning on page 60 of Dynegy’s definitive proxy statement on Form DEF 14A filed with the SEC on April 2, 2010.

Review and Approval of Transactions with Related Persons

Your Board adopted a written policy relating to the approval of transactions with related parties. In general, for purposes of this policy a related party transaction is a transaction to which Dynegy is a party, or a material amendment to any such transaction, and with respect to which a related party is directly, or to Dynegy’s knowledge, indirectly, a party. Under this policy, a “related party” is an executive officer, director or nominee for director of ours, a person known to us to be the beneficial owner of more than 5% of our voting securities, an immediate family member of an executive officer, director, nominee for director or 5% stockholder, and any entity owned or controlled by any of the foregoing individuals or in which any such individual serves as an executive officer or general partner or, together with any other such individuals, owns 10% or more of the equity interests of such an entity. Dynegy’s policy requires the Audit and Compliance Committee or, at the Board’s discretion, a majority of directors disinterested from the transaction, to review and approve related party transactions. In reviewing and approving any related party transactions or material amendments to any such transaction, the Audit and Compliance Committee (or, prior to its dissolution the Independent Director Committee, as the case may be) must satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the transaction and must determine that the related party transaction is fair to Dynegy. Generally, transactions between Dynegy and joint ventures are reviewed and approved under Dynegy’s related party policy, with the exception of certain specified transactions involving less than $50 million that are excluded from the policy’s approval procedures. A copy of our related party transactions policy is available on Dynegy’s web site at www.dynegy.com.

Board Leadership Structure; Separation of Positions of Chairman and Chief Executive Officer; Lead Director

As discussed in Dynegy’s Corporate Governance Guidelines, the Board’s policy with respect to the separation of the Chairman and Chief Executive Officer positions is that the interests of Dynegy’s stockholders are best served by a policy that enables the Board to make a determination regarding its Chairman based on Dynegy’s needs and the particular skill sets that are available at the time. The Board believes that Dynegy’s Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with Dynegy’s business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board’s independent directors bring experience, oversight and expertise from outside the company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board, which is essential during current business conditions. To that end, the Board has determined that Bruce A. Williamson, Dynegy’s current Chairman, President and Chief Executive Officer, should remain as Chairman.

The Lead Director must be independent and is expected to devote a greater amount of time to Board service than the other directors. As Lead Director, Ms. Patricia A. Hammick presides over the regular sessions of Dynegy’s non-management directors and has the other powers and duties described in Dynegy’s bylaws, and Corporate Governance Guidelines, including representing the interests of the non-management directors when conferring with senior management between Board meetings and in consulting with the Chairman regarding Board meeting agendas.

One of the key responsibilities of the Board is to approve strategic direction and hold management accountable for the execution of strategy once it is developed. The Board has concluded that the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described above, is currently in the best interest of stockholders because it provides an appropriate balance between our Chairman’s ability to specifically manage strategic development and our Lead Director’s independent objective oversight of our management.

Policy for Communications with Directors

Dynegy’s Policy for Communications with Directors provides a means for stockholders and other interested parties to communicate with the Board. Under this policy, stockholders and other interested parties may communicate with the Board or specific members of the Board by sending a letter to Dynegy Inc., Communications with Directors, Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002.

Where You Can Find More Information

[—]

DYNEGY INC.

Dated: [—], 2010

ANNEX A

MISCELLANEOUS INFORMATION CONCERNING

YOUR BOARD OF DIRECTORS AND THE COMPANY’S EXECUTIVE OFFICERS

The following table sets forth information about the Directors and Dynegy’s Executive Officers:

Name and Business Address(1)	Age	Director/Served with Dynegy Since	Principal Occupation, Business Experience and Directorships
Bruce A. Williamson Chairman of the Board, President and Chief Executive Officer	51	2002	Mr. Williamson served as Chief Executive Officer and as a director of Dynegy since October 2002, as Chairman of the Board of Dynegy since May 2004 and as President since December 2007. Prior to joining Dynegy, Mr. Williamson served in various capacities with Duke Energy and its affiliates. From August 2001 to October 2002, he served as President and Chief Executive Officer of Duke Energy Global Markets. In this capacity, he was responsible for all Duke Energy business units with global commodities and international business positions. From 1997 to August 2001, he served as Senior Vice President of Business Development and Risk Management and President and Chief Executive Officer at Duke Energy International. Mr. Williamson joined PanEnergy Corporation in June 1995, which then merged with Duke Power in June 1997. Prior to the Duke-PanEnergy merger, he served as PanEnergy’s Vice President of Finance. Before joining PanEnergy, he held positions of increasing responsibility at Shell Oil Company, advancing over a 14-year period to Assistant Treasurer. He currently serves as a Director of Questar Corporation.

David W. Biegler Director	64	2003	Mr. Biegler was elected to the Board in April 2003. He serves as Chairman and Chief Executive Officer of Southcross Energy, LLC, a midstream natural gas company engaged in the purchase and sale, pipeline transportation, gathering and processing of natural gas, since June 2009. He also currently serves as Chairman of Estrella Energy, L.P., an investor in Southcross, since 2003. Mr. Biegler retired at the end of 2001 as Vice Chairman of TXU Corp., when it engaged in power generation and energy marketing and provided electric and natural gas utility services and other energy-related services. He also served as President and Chief Operating Officer of TXU Corp. from 1997 to December 2001. From 1993 to 1997, he served as Chairman, President and Chief Executive Officer of ENSERCH Corp. He currently serves as a director of Trinity Industries, Inc., Southwest Airlines Co., Austin Industries, Inc., Animal Health International, Inc. and Children’s Medical Center.

Name and Business Address(1)	Age	Director/Served with Dynegy Since	Principal Occupation, Business Experience and Directorships
Victor E. Grijalva Director	72	2006	Mr. Grijalva was elected to the Board in May 2006. He served as a director of Hanover Compressor Company from 2002 to 2007 and formerly served as Chairman of Hanover’s Board from 2002 to 2005. In August 2002, Mr. Grijalva served as interim President and Chief Executive Officer of Hanover. Mr. Grijalva is the retired Vice Chairman of Schlumberger Limited, a supplier of technology, project management and information solutions to the oil and gas industry. Before serving as Vice Chairman, he served as Executive Vice President of Schlumberger’s OilfIeld Services division from 1994 to January 1999 and as Executive Vice President of Schlumberger’s Wireline, Testing and Anadrill division from 1992 to 1994. He retired from Schlumberger in December 2001. Mr. Grijalva is also a director of Transocean, Inc., where he served as Chairman of the Board from 1999 to 2002.

Patricia A. Hammick Director	63	2003	Ms. Hammick was elected to the Board in April 2003 and was appointed Lead Director in May 2004. She was an adjunct professor at George Washington University from 2002 to 2003. Ms. Hammick served as Senior Vice President, Strategy and Communications and a member of the management committee of Columbia Energy Group from 1998 to 2000 and was Vice President, Corporate Strategic Planning, for Columbia Energy Group from 1997 to 1998. From 1983 to 1996, she served as the Chief Operations Officer for the National Gas Supply Association in Washington, D.C., and held a management position with Gulf Oil Exploration and Production Company from 1979 to 1983. Prior to 1979, Ms. Hammick worked for the American Petroleum Institute, the Center for Naval Analysis and the Naval Weapons Center. She currently serves as a director of Consol Energy, Inc. and SNC-Lavalin Group, Inc.

Name and Business Address(1)	Age	Director/Served with Dynegy Since	Principal Occupation, Business Experience and Directorships
Howard B. Sheppard Director	64	2008	Mr. Sheppard was appointed to the Board in January 2008. He previously served as an Assistant Treasurer of Chevron Corporation from February 1988 to June 2008. Mr. Sheppard was employed by Chevron and its affiliates since the merger of Gulf Oil Corporation with Chevron in 1985. Prior to the merger, he held positions of increasing responsibility at Gulf Oil Corporation, advancing over a 16-year period to Assistant Treasurer. He previously served on the Board from 2004 to 2007 as a Class B director designated by Chevron. With the April 2, 2007 closing of the LS Power merger, Chevron, which was then a Dynegy stockholder, no longer had the right to designate any of Dynegy’s directors.

William L. Trubeck Director	64	2003	Ms. Trubeck was elected to the Board in April 2003. He served as Executive Vice President and Chief Financial Officer of H&R Block, Inc. from 2004 to 2007. He previously served Waste Management Inc. as Executive Vice President of its Western Group from 2003 until 2004, Executive Vice President, Operations Support, and Chief Administrative Officer from 2002 until 2003 and Executive Vice President and Chief Financial Officer from 2001 until 2002. He was Senior Vice President-Finance and Chief Financial Officer of International Multifoods, Inc. from 1997 until 2000, and President, Latin American Operations of International Multifoods, Inc. from 1998 until 2000. He has served as a director of YRC Worldwide since 1994 and as Chairman of its audit committee since 2002. He also currently serves as a director of WellCare Health Plans, Inc. and serves on its audit committee.

Holli C. Nichols Executive Vice President and Chief Financial Officer	40	2000	Ms. Nichols has served as Executive Vice President and Chief Financial Officer since November 2005. Ms. Nichols is responsible for oversight activities involving strategic planning and corporate business development, financial affairs, including finance and accounting, tax, treasury, risk management, internal audit and investor and credit agency relationships. Ms. Nichols previously served as Senior Vice President and Treasurer from May 2004 to November 2005, as Senior Vice President and Controller from June 2003 to May 2004 and as Vice President, Assistant Corporate Controller and Senior Consultant from May 2000 to June 2003. Ms. Nichols joined Dynegy from PricewaterhouseCoopers LLP in May 2000. She currently serves as a director of Atlantic Power Corporation.

Name and Business Address(1)	Age	Director/Served with Dynegy Since	Principal Occupation, Business Experience and Directorships
J. Kevin Blodgett General Counsel and Executive Vice President, Administration	39	2000	Mr. Blodgett has served as General Counsel and Executive Vice President, Administration since November 2005. Mr. Blodgett is responsible for our legal and administrative affairs, including legal, government and regulatory services supporting Dynegy’s operational, commercial and corporate areas, as well as ethics and compliance, human resources, information technology and business services. Mr. Blodgett previously served as Senior Vice President, Human Resources from August 2004 to November 2005, as Group General Counsel-Corporate Finance & Securities and Corporate Secretary from May 2003 to August 2004 and as Assistant General Counsel, Senior Corporate Counsel and Corporate Counsel from October 2000 to May 2003. Mr. Blodgett joined Dynegy from Baker Botts LLP in October 2000.

Lynn A. Lednicky Executive Vice President, Operations	50	1991	Mr. Lednicky has served as Executive Vice President, Operations since October 1, 2009. Mr. Lednicky is responsible for the operational management of our fleet of power generation assets. He previously served as Executive Vice President-Asset Management, Government and Regulatory Affairs from March 2009 to October 2009, Executive Vice President, Asset Management, Development, and Regulatory Affairs from January 2008 to March 2009, Executive Vice President, Commercial and Development from January 2007 to January 2008, Executive Vice President of Strategic Planning and Corporate Business Development from November 2005 to January 2007, Senior Vice President of Strategic Planning and Corporate Business Development from July 2003 to November 2005 and Senior Vice President of Power Origination from December 2000 to July 2003. Mr. Lednicky joined our predecessor, Destec Energy, Inc., in July 1991. Mr. Lednicky is a member of the U.S. Department of Energy National Coal Council and the EPRI Research Advisory Committee.

Name and Business Address(1)	Age	Director/Served with Dynegy Since	Principal Occupation, Business Experience and Directorships
Charles C. Cook Executive Vice President, Commercial Operations and Market Analytics	46	1991	Mr. Cook has served as Executive Vice President, Commercial Operations and Market Analytics since December 2008. Mr. Cook has direct responsibility for overseeing all commercial functions and asset management related to Dynegy’s power generation fleet. Mr. Cook most recently served as Senior Vice President-Strategic Planning, Corporate Business Development and Treasurer from January to December 2008 and served as Senior Vice President and Treasurer from 2005 until 2007. Mr. Cook joined our predecessor, Destec Energy, Inc., in 1991, and was promoted to Vice President in 2002.

(1)	The address of all our directors and executive officers is the Company’s headquarters at 1000 Louisiana Street, Suite 5800, Houston, TX 77002.

Except as set forth below or in Annex C, none of your Directors: (i) owns any class of securities of Dynegy of record that he or she does not own beneficially; (ii) owns beneficially, either directly or indirectly, any class of securities of Dynegy or of any subsidiary of Dynegy; (iii) has purchased or sold any securities of Dynegy within the past two years; or (iv) is or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Dynegy, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as set forth below or in Annex C, no associate of any of your Directors owns beneficially, either directly or indirectly, any securities of Dynegy.

Except as set forth below, none of your Directors nor any associate of your Directors has any arrangement or understanding with any person with respect to any future employment by Dynegy or its “affiliates” (as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act), or with respect to any future transactions to which Dynegy or its affiliates will or may be a party.

There are no relationships by blood, marriage or adoption (other than relationships more remote than first cousin) between any of your Directors, or between any of your Directors and any director or executive officer of Dynegy or, to the knowledge of Dynegy, as of the date of this Consent Revocation Statement, any nominee to become a director or executive officer of Dynegy.

There are no material proceedings to which any of your Directors or any of their associates is a party adverse to Dynegy or any of its subsidiaries, or proceedings in which your Directors or any of their associates have a material interest adverse to Dynegy or any of its subsidiaries.

Since January 1, 2009, there has not been and there is no currently proposed, transaction or series of transactions, in which Dynegy was or is to be a participant and the amount involved exceeds $120,000, and in which any of your Directors or any associate of any of your Directors or any immediate family member of your Directors or any such associate had or will have any direct or indirect material interest.

None of your Directors has been involved in any legal proceedings during the past five years described in Item 401(f) of Regulation S-K that is required to be disclosed as material for purposes of an evaluation of the ability or integrity of your Directors.

None of your Directors has failed to file with the SEC on a timely basis any report on Form 3, Form 4 or Form 5 or any amendment thereto required to be filed by your Directors under Section 16 of the Exchange Act with respect to shares of Dynegy.

For more information with respect to your Directors, please see the section titled “PROPOSAL 1—ELECTION OF DIRECTORS—Directors” beginning on page 17 and the section titled “Affirmative Determinations Regarding Director Independence and Other Matters” beginning on page 14 of Dynegy’s definitive proxy statement on Form DEF 14A filed with the SEC on April 2, 2010.

ANNEX B

PERSONS WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES

Set forth below are the names, principal business addresses and principal occupations or employment of the directors, officers, employees and other representatives of Dynegy who may assist in your Board’s solicitation of consent revocations in connection with the Seneca Proposals, and the name, principal business and address of any corporation or other organization in which their employment is carried on. Information with respect to your Directors and Executive Officers is included in the section titled “Your Board of Directors” and in Annex A of this Consent Revocation Statement and is not reproduced below. To the extent any of the individuals set forth below assists your Board in its solicitation of consent revocations in connection with the Seneca Proposals, these persons may be deemed “participants” under SEC rules.

Other Officers and Employees of Dynegy

The name and principal occupation or employment of each officer and employee of Dynegy who may be deemed a “participant” are set forth below. For each person, the principal business address is care of Dynegy Inc, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Dynegy.

Name	Present Position with Dynegy or Other Principal Occupation or Employment	Address of Principal Employer (only if Other than Dynegy)

B-1

Interests of Participants and Other Potential Participants

Except as set forth below or in Annex C, to Dynegy’s knowledge, with respect to the individuals listed above under “Other Officers and Employees of Dynegy” in this Annex B, no such person: (i) owns any class of securities of Dynegy of record that it does not own beneficially; (ii) owns beneficially, either directly or indirectly, any class of securities of Dynegy or of any subsidiary of Dynegy; (iii) has purchased or sold any securities of Dynegy within the past two years; or (iv) is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Dynegy, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as set forth below or in Annex C, no associate of any individual listed above under “Other Officers and Employees of Dynegy” in this Annex B owns beneficially, either directly or indirectly, any securities of Dynegy.

No individual listed above under “Other Officers and Employees of Dynegy” in this Annex B nor any associate of any such individual has any arrangement or understanding with any person with respect to any future employment by Dynegy or its affiliates, or with respect to any future transactions to which Dynegy or its affiliates will or may be a party.

Since January 1, 2009, there has not been and there is no currently proposed, transaction or series of transactions, in which Dynegy was or is to be a participant and the amount involved exceeds $120,000, and in which any individual listed above under “Other Officers and Employees of Dynegy” in this Annex B or any associate of any such individual or any immediate family member of any such individual or any such associate had or will have any direct or indirect material interest.

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ANNEX C

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF DYNEGY

The following table sets forth the number of shares of Company common stock beneficially owned as of November 19, 2010, except as otherwise noted, by: (i) each director of the Company; (ii) our named executive officers, consisting of Mr. Williamson, Ms. Nichols, Mr. Blodgett, Mr. Lednicky and Mr. Cook; and (iii) all of our current directors and executive officers as a group; (iv) each person or entity the Company knows to beneficially own more than 5% of the outstanding shares of Company common stock:

	Number of Shares Beneficially Owned(1)	Percent of Class(1)(2)
Directors**
David W. Biegler(3)	34,015	*
Victor E. Grijalva(3)	27,571	*
Patricia A. Hammick(3)	37,015	*
Howard B. Sheppard(3)	24,641	*
William L. Trubeck(3)	34,215	*

Named Executive Officers**
Bruce A. Williamson(4)	1,475,829	1.2%
Holli C. Nichols(5)	282,629	*
J. Kevin Blodgett(6)	184,109	*
Lynn A. Lednicky(7)	239,410	*
Charles C. Cook(8)	168,817	*
All Directors and Executive Officers as a group (10 persons)	2,508,251	2.0%

Other
Seneca Capital Investment, L.P.(9) 590 Madison Avenue, 28th Floor, New York, NY 10022	11,226,500	9.3%
Keith L. Schaitkin Icahn Capital LP(10) 767 Fifth Avenue, 47th Floor, New York, NY 10153	17,542,212	14.5%
Donald Smith & Co., Inc.(11) 152 W. 57th Street, 22nd Floor, New York, NY 10019	8,410,038	7.0%

*	Percentage ownership of less than one percent.
**	The address of all our directors and named executive officers is the Company’s headquarters at 1000 Louisiana Street, Suite 5800, Houston, TX 77002.
(1)	The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days of November 19, 2010 through the exercise of any option, warrant or right, regardless of whether such arrangement is currently in the money, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as otherwise indicated, each person and entity has the sole voting and investment power with respect to the shares set forth in the table.

(2)	Based upon 905,931 shares of common stock issued and outstanding at November 19, 2010.
(3)	Amounts shown include the following number of shares of our common stock payable upon termination of service as a director, at the election of the director, with respect to certain phantom stock units awarded under the Dynegy Deferred Compensation Plan for Certain Directors: 32,015 shares payable to Messrs. Biegler and Trubeck and Ms. Hammick; 21,641 shares payable to Mr. Sheppard; and 24,571 shares payable to Mr. Grijalva. The amounts shown do not include certain stock units held by Ms. Hammick through our Deferred Compensation Plan which are payable, upon retirement, exclusively in cash and not in shares of common stock. For Mr. Sheppard, amount shown includes 3,000 shares held in a family trust.
(4)	Amount shown includes 1,147,820 shares of common stock issuable upon the exercise of employee stock options held by Mr. Williamson and 132,501 shares of restricted common stock which vest upon closing of the Blackstone merger. Amount shown also includes approximately 5,705 shares of common stock held by the Trustee of the Dynegy Inc. 401(k) Savings Plan, or the Dynegy 401(k) Plan, for the account of Mr. Williamson, based on the market value of units held by Mr. Williamson in the Dynegy 401(k) Plan’s Dynegy stock fund divided by the closing price of our common stock as of November 19, 2010. The amount shown does not include 318,584 phantom stock units held by Mr. Williamson through our Dynegy Inc. 2009 Phantom Stock Plan, or the Phantom Stock Plan, that are payable exclusively in cash and not in shares of common stock.
(5)	Amount shown includes 230,554 shares of common stock issuable upon the exercise of employee stock options held by Ms. Nichols and 34,514 shares of restricted common stock which vest upon closing of the Blackstone merger. Amount shown also includes approximately 6,441 shares of common stock held by the Trustee of the Dynegy 401(k) Plan for the account of Ms. Nichols, based on the market value of units held by Ms. Nichols in the Dynegy 401(k) Plan’s Dynegy stock fund divided by the closing price of our common stock as of November 19, 2010. The amount shown does not include 79,646 phantom stock units held by Ms. Nichols through our Phantom Stock Plan that are payable exclusively in cash and not in shares of common stock.
(6)	Amount shown includes 148,099 shares of common stock issuable upon the exercise of employee stock options held by Mr. Blodgett and 25,852 shares of restricted common stock which vest upon closing of the Blackstone merger. Amount shown also includes approximately 5,534 shares of common stock held by the Trustee of the Dynegy 401(k) Plan for the account of Mr. Blodgett, based on the market value of units held by Mr. Blodgett in the Dynegy 401(k) Plan’s Dynegy stock fund divided by the closing price of our common stock as of November 19, 2010. The amount shown does not include 59,236 phantom stock units held by Mr. Blodgett through our Phantom Stock Plan that are payable exclusively in cash and not in shares of common stock.
(7)	Amount shown includes 196,769 shares of common stock issuable upon the exercise of employee stock options held by Mr. Lednicky and 25,123 shares of restricted common stock which vest upon closing of the Blackstone merger. Amount shown also includes approximately 5,983 shares of common stock held by the Trustee of the Dynegy 401(k) Plan for the account of Mr. Lednicky, based on the market value of units held by Mr. Lednicky in the Dynegy 401(k) Plan’s Dynegy stock fund divided by the closing price of our common stock as of November 19, 2010. The amount shown does not include 59,236 phantom stock units held by Mr. Lednicky through our Phantom Stock Plan that are payable exclusively in cash and not in shares of common stock.
(8)	Amount shown includes 134,607 shares of common stock issuable upon the exercise of employee stock options held by Mr. Cook and 26,681 shares of restricted common stock which vest upon closing of the Blackstone merger. Amount shown also includes approximately 4,042 shares of common stock held by the Trustee of the Dynegy 401(k) Plan for the account of Mr. Cook, based on the market value of units held by Mr. Cook in the Dynegy 401(k) Plan’s Dynegy stock fund divided by the closing price of our common stock as of November 19, 2010. The amount shown does not include 55,752 phantom stock units held by Mr. Cook through our Phantom Stock Plan that are payable exclusively in cash and not in shares of common stock.
(9)

Based on Schedule 13D (the “Seneca 13D”) filed with the SEC on November 8, 2010 on behalf of (i) Seneca Capital International Master Fund, L.P., a Cayman Islands exempted limited partnership (“International Fund”), (ii) Seneca Capital, L.P., a Delaware limited partnership (“U.S. Fund”), (iii) Seneca

Capital Investments, L.P., a Delaware limited partnership (“Seneca LP”), (iv) Seneca Capital Investments, LLC, a Delaware limited liability company (“Seneca LLC”), (v) Seneca Capital International GP, LLC, a Delaware limited liability company (“Seneca International GP”), (vi) Seneca Capital Advisors, LLC, a Delaware limited liability company (“Seneca Advisors”), and (vii) Douglas A. Hirsch (together with each of the foregoing, the “Seneca Reporting Persons”). Such filing indicated that (1) International Fund had shared voting and dispositive power with respect to 7,712,100 shares, (2) U.S. Fund had shared voting and dispositive power with respect to 3,514,400 shares, (3) Seneca LP had shared voting and dispositive power with respect to 11,226,500 shares, (4) Seneca LLC had shared voting and dispositive power with respect to 11,226,500 shares, (5) Seneca International GP had shared voting and dispositive power with respect to 7,712,100 shares, (6) Seneca Advisors had shared voting and dispositive power with respect to 3,514,400 shares and (7) Mr. Hirsch had shared voting and dispositive power with respect to 11,226,500 shares. The Seneca 13D included the following language: “Shares reported herein as being held by International Fund and U.S. Fund (the ‘Shares’) may be deemed to be beneficially owned, within the meaning of Rule 13d-3 under the Act, by Seneca LP, Seneca LLC and Mr. Hirsch. Seneca LP serves as the investment manager for each of Seneca International and U.S. Fund. Seneca LLC is the general partner of Seneca LP. Seneca International GP is the general partner of International Fund, and Seneca Advisors is the general partner of U.S. Fund. Mr. Hirsch is the managing member of each of Seneca LLC, Seneca International GP and Seneca Advisors. Each of Seneca LP, Seneca LLC, Seneca International GP, Seneca Advisors and Mr. Hirsch disclaims beneficial ownership of the Shares except to the extent of its or his pecuniary interest therein, and the filing of this Schedule 13D shall not be deemed an admission of beneficial ownership of such shares for any purpose.” On November 5, 2010, International Fund and U.S. Fund replaced the previously reported call options that they held with European-style call options, providing the right to purchase 1,986,900 and 904,100 shares, respectively, at an exercise price of $0.01 per share, by delivery notice of exercise as of April 15, 2011. Such options are not exercisable within sixty days of the filing date of the Seneca 13D, and therefore the shares to which they relate are not currently deemed beneficially owned by the Seneca Reporting Persons.

(10)

Based on Schedule 13D (the “Icahn 13D”) filed with the SEC on November 15, 2010 on behalf of High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), Icahn Partners Master Fund III LP (“Icahn Master III”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”), and Carl C. Icahn, a citizen of the United States of America (collectively, the “Icahn Reporting Persons”). According to the Icahn 13D, Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Reporting Persons. In addition, Mr. Icahn is the indirect holder of approximately 92.4% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. The Icahn 13D included the following language: “(a) The Reporting Persons may be deemed to beneficially own, in the aggregate, 17,542,212 Shares (including the 5,542,212 Shares underlying call options), representing approximately 14.51% of the Issuer’s outstanding Shares (based upon the 120,894,257 Shares stated to be outstanding as of November 1, 2010 by the Issuer in the Issuer’s Form 10-Q filed with the Securities and Exchange Commission on November 8, 2010). (b) High River has sole voting power and sole dispositive power with regard to 2,399,999 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 4,145,343 Shares. Each of Icahn Offshore, Icahn

Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and sole dispositive power with regard to 1,215,577 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and sole dispositive power with regard to 585,406 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 3,653,675 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to each of Icahn Master, Icahn Master II and Icahn Master III (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which each of Icahn Master, Icahn Master II and Icahn Master III directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.”

(11)	Based on its report on Schedule 13F, as filed November 15, 2010, reporting for the quarter ended September 30, 2010.

PRELIMINARY COPY SUBJECT TO COMPLETION DATED NOVEMBER 26, 2010

ANNEX D

FORM OF CONSENT REVOCATION CARD—BLUE

CONSENT REVOCATION

SOLICITED BY THE

THE BOARD OF DIRECTORS

OF DYNEGY INC.

Your vote is very important. If you have any questions about revoking any consent you may have previously given, or if you require assistance, please contact the Company’s consent revocation solicitor:

[[—]

Phone:

Fax:]

The undersigned, a record holder of shares of common stock, par value $0.01 per share, of Dynegy Inc. (the “Company”), acting with respect to all shares of the Company’s common stock held by the undersigned, hereby acts as follows concerning the proposals of the Seneca Group set forth below.

THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD”) URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES.

Please mark your selection ☑ as indicated in this example.

PROPOSAL 1:

Remove, without cause, the following two members of the Board (and any person or persons, other than those elected pursuant to this consent solicitation, elected or appointed by the Board to fill any vacancy or newly created directorship prior to the effective date of these Proposals): Bruce A. Williamson and David W. Biegler.

☐ YES, REVOKE MY CONSENT

☐ NO, DO NOT REVOKE MY CONSENT

INSTRUCTION:

IF YOU WISH TO REVOKE CONSENT TO THE REMOVAL OF CERTAIN OF
THE PERSONS NAMED IN PROPOSAL 1, BUT NOT ALL OF THEM, CHECK
THE “YES, REVOKE MY CONSENT” BOX ABOVE AND WRITE THE NAME OF
EACH SUCH PERSON YOU WANT TO BE REMOVED IN THE FOLLOWING
SPACE:

PROPOSAL 2:

Elect E. Hunter Harrison and Jeff D. Hunter to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

☐ YES, REVOKE MY CONSENT

☐ NO, DO NOT REVOKE MY CONSENT

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INSTRUCTION:

IF YOU WISH TO REVOKE CONSENT TO THE ELECTION OF CERTAIN OF
THE PERSONS NAMED IN PROPOSAL 2, BUT NOT ALL OF THEM, CHECK THE
“YES, REVOKE MY CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH
SUCH PERSON YOU WANT TO BE ELECTED IN THE FOLLOWING SPACE:

PROPOSAL 3:

Repeal any provision of the Company’s Amended and Restated Bylaws (the “Bylaws”)
in effect at the time this proposal becomes effective that was not included in the Bylaws that became effective on December 7, 2009 and were filed with the Securities and
Exchange Commission on December 11, 2009.

☐ YES, REVOKE MY CONSENT

☐ NO, DO NOT REVOKE MY CONSENT

PROPOSAL 9:	Direct the Board to analyze and explore unwinding the recent reverse stock split in a stockholder-friendly manner. ☐ YES, REVOKE MY CONSENT ☐ NO, DO NOT REVOKE MY CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES.

UNLESS OTHERWISE INDICATED ABOVE, THIS BLUE CONSENT REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS BLUE CONSENT REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL FOUR OF THE PROPOSALS THAT WE OPPOSE.

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE SIGNED AND DATED. PLEASE MARK, SIGN, DATE AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated:             [DRAFT NOT FOR EXECUTION]

Print Name:  [DRAFT NOT FOR EXECUTION]

Signature (Title, if any):  [DRAFT NOT FOR EXECUTION]

Signature (if held jointly):  [DRAFT NOT FOR EXECUTION]

Title or Authority:  [DRAFT NOT FOR EXECUTION]

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give the title of officer signing.

IMPORTANT

WE STRONGLY RECOMMEND THAT YOU REJECT CERTAIN OF THE SENECA GROUP’S PROPOSALS, WHICH THE BOARD STRONGLY BELIEVES ARE NOT IN THE BEST INTERESTS OF THE COMPANY AND ALL OF ITS STOCKHOLDERS. FIRST, DO NOT SIGN OR RETURN THE

D-2

SENECA GROUP’S WHITE CONSENT CARD. SECOND, IF YOU HAVE PREVIOUSLY SIGNED OR RETURNED A WHITE CONSENT CARD, YOUR BOARD RECOMMENDS THAT YOU REVOKE THAT CONSENT BY MARKING, SIGNING, DATING AND MAILING THIS BLUE CONSENT REVOCATION CARD IMMEDIATELY. FINALLY, IF YOU HAVE NOT SIGNED OR RETURNED THE SENECA GROUP’S WHITE CONSENT CARD, YOU CAN SHOW YOUR SUPPORT FOR YOUR BOARD BY MARKING, SIGNING, DATING AND MAILING THIS BLUE CONSENT REVOCATION CARD. PLEASE ACT TODAY.

Your vote is very important. If you have questions about revoking any consent you may have previously given, or if you require assistance, please contact:

[INSERT APPLICABLE CONTACT INFORMATION]

PLEASE RETURN THIS CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. IN ADDITION, YOU MAY ALSO FAX BOTH SIDES OF THIS CONSENT REVOCATION CARD TO [—].

D-3